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                                                                    EXHIBIT 99.4


                                                              SEPTEMBER 11, 1997


               CONSENT OF PERSON NAMED AS PROSPECTIVE DIRECTOR



        The undersigned hereby consents to the references made to him in the Registration Statement on Form S-4 of New RES, Inc. and the Joint Proxy Statement/Prospectus contained therein as a person who will serve as a director of New RES, Inc. upon the consummation of the Mergers (as defined therein).



                                                 /s/ Henry G. Luken, III
                                                 -----------------------
                                                 Henry G. Luken, III